Exhibit List


Exhibit No.              Exhibit
24                  Power of Attorney for R. D. Cash




POWER OF ATTORNEY

     REPORTS, SECURITIES TRANSACTIONS



                      POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I, L. Richard Flury, of 2909 Indigobush Way, Naples, Florida

34105,  as a director of Questar Corporation (the "Company"),  do hereby appoint Abigail L. Jones and S. E. Parks, or each of  them acting  alone, my true and lawful attorney-in-fact  to  sign  any

Form 3, Form 4, Form 5, or Form 144 Reports that I am required to file  with  the  Securities  and  Exchange  Commission  reporting transactions involving shares of the Company's common  stock  and derivative  securities whose value is dependent on  such  shares,

including option grants and phantom stock units allocated  to  my accounts  under the terms of deferred compensation plans  adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document  dated February 11, 2003.  This Power of Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.

October 22, 2004
Date                               /s/ L. Richard Flury